Exhibit 10.3
RELEASE AGREEMENT
This Release Agreement (“Agreement”) is made by and between Dean Freeman (“EMPLOYEE”) and Benson Hill Holdings, Inc. (“EMPLOYER”). The terms of this Agreement are as follows:
A.EMPLOYEE has been employed by EMPLOYER pursuant to that certain Executive Employment Agreement, dated on or about March 17, 2022 (the “Employment Agreement”);
B.EMPLOYEE and EMPLOYER agreed to mutually terminate their employment relationship on March 29, 2024 (the “Separation Date”) pursuant to that certain Separation Agreement, dated on or about February 13, 2024 (the “Separation Agreement”); and
C.The parties desire to settle and resolve any and all disputes and claims that have been or could have been asserted between them or any other affiliated entities, up to and including the date of this Agreement.
For and in consideration of the mutual releases, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:
1.Separation Pay. In exchange for the promises outlined in this Agreement, and in satisfaction of all benefits under the Employment Agreement and the promises under the Separation Agreement, EMPLOYER agrees to:
a.Pay EMPLOYEE the amount of $462,280.00, (“Separation Payment”) which is equal to twelve months’ (the “Separation Period”) base pay as of EMPLOYEE’s termination of employment, less applicable tax withholdings and deductions. Payment of the Separation Payment will be in equal installments over the course of the Separation Period in accordance with EMPLOYER’s normal payroll practices, but no less frequently than monthly.
b.Pay EMPLOYEE a pro-rated bonus amount (“Pro-Rata Bonus”) for the 2024 calendar year based on the lower of (1) achievement of the applicable target performance goals for 2024, or (2) actual performance (based on the achievement of applicable EMPLOYER performance metrics consistent with the EMPLOYER’s Annual Team Incentive Plan and as determined by the Board or the Compensation Committee of the Board), subject to the terms and conditions of the Team Incentive Plan, less applicable taxes, withholdings and deductions. The Pro-Rata Bonus will be paid in accordance with EMPLOYER’s normal practice at the same time annual bonuses are paid to EMPLOYER’s executives for such year.

c.Pay EMPLOYEE a bonus for the 2023 calendar year based on the lower of (1) achievement of the applicable target performance goals for 2023, or (2) actual performance (based on the achievement of applicable EMPLOYER performance metrics consistent with the EMPLOYER’s Annual Team Incentive Plan, as determined by the Board, or the compensation committee of the Board (the “Compensation Committee”). EMPLOYEE acknowledges that the Board or Compensation Committee will determine the annual bonuses for all participants, including EMPLOYEE, under the Annual Team Incentive Plan in accordance with the normal processes and procedures for determining bonuses under the Annual Team Incentive Plan. This 2023 bonus, if any, will be paid at the same time the annual bonuses are paid to the EMPLOYER’s other executives for 2023 on or before March 29, 2024, less applicable tax withholdings and deductions.
d.Provided EMPLOYEE timely and properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for medical, dental and/or vision benefits, EMPLOYER will reimburse EMPLOYEE for EMPLOYER’s portion of the monthly COBRA premium paid by EMPLOYEE for EMPLOYEE and EMPLOYEE’s covered dependents for the same number of months in the Separation Period. EMPLOYEE will remain responsible for EMPLOYEE’s portion of the COBRA premium at the same level of similarly situated active employees. EMPLOYEE and EMPLOYEE’s covered dependents must have been enrolled in coverage prior to EMPLOYEE’s termination of employment to be eligible for the premium subsidy. Such reimbursement may either (x) be paid to EMPLOYEE on the first payroll date of the month immediately following the month in which EMPLOYEE timely remits the premium payment, or (y) be remitted directly to the COBRA administrator on EMPLOYEE’s behalf. EMPLOYEE will be eligible to receive such reimbursement until the earliest of: (A) the expiration of EMPLOYEE’s Separation Period; (B) the date EMPLOYEE is no longer eligible to receive COBRA continuation coverage; (C) the date on which EMPLOYEE becomes eligible to receive substantially similar coverage from another employer or other source; or (D) EMPLOYEE fails to remit payment for EMPLOYEE’s portion of the COBRA premium.
The Separation Payment and other benefits described in this paragraph shall not be paid or provided until after the 7-day revocation period (Paragraph 9) has ended and EMPLOYEE has not revoked this Agreement. EMPLOYER shall issue a Form W-2 for such Separation Payment and other benefits. EMPLOYEE agrees that the Separation Payment and other benefits are not otherwise due and owing to EMPLOYEE and that EMPLOYEE is not otherwise entitled to any sum of money from EMPLOYER.
2.Release. EMPLOYEE, on EMPLOYEE’s own behalf and on behalf of EMPLOYEE’s heirs, beneficiaries, executors, administrators, and assigns, releases EMPLOYER and each and every one of its affiliates, subsidiaries, parent corporation, and its respective agents, present and former owners, directors, officers, executives, employees, predecessors and/or successors in interest, attorneys, and assigns (collectively hereinafter the “EMPLOYER Releasees”) from any and all claims, damages and causes of action of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between EMPLOYEE and EMPLOYER up to the execution date of this Agreement by the parties (collectively hereinafter “Claims”) as follows:
a.Full and General Release. EMPLOYEE agrees to release and forever discharge EMPLOYER and the EMPLOYER Releasees from any and all Claims, including but not limited to, any Claims EMPLOYEE may have relating to EMPLOYEE’s employment with EMPLOYER; Claims for breach of an actual or implied contract; Claims under any severance pay plan or policy with or provided by EMPLOYER; Claims of unjust or tortious discharge; Claims of negligence, intentional or negligent infliction of emotional distress, negligent hire/retention/supervision, or tortious interference with contract or business expectancy; Claims of defamation, libel, and/or slander; Claims under the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1964, 42 U.S.C. § 2000 et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq. as amended by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Fair Labor Standards Act of 1938, 29 U.S.C. § 201 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., the False Claims Act, 31 U.S.C. § 3729 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., the Missouri Human Rights Act, Mo. Rev. Stat. § 213.010 et seq., the Missouri Service Letter Statute, Mo. Rev. Stat. § 290.140, the Missouri Wage Payment Act, Mo. Rev. Stat. § 290.010 et seq., the Missouri Employment Security Act, Mo. Rev. Stat. § 288.010 et seq., the Missouri Merchandising Practices Act, Mo. Rev. Stat. § 407.913 et seq., the Missouri Equal Pay Law, Mo. Rev. Stat. § 290.400 et seq., the Missouri Handicap Discrimination Statute, Mo. Rev. Stat. § 209.150, Title 20 of the State Government Article of the Maryland Code, including but not limited to claims under the Maryland Fair Employment Practices Act, Md. Code Ann. Lab. & Empl. § 20-101 et seq., and the Lily Ledbetter Civil Rights Restoration Act of 2009, Md. Code Ann. Lab. & Empl. § 20-607 et seq., the Maryland Law on Equal Pay, Md. Code Ann. Lab. & Empl. § 3-301 et seq., the Maryland Law on Discrimination on the Basis of Medical Information, Md. Code Ann. Lab. & Empl. § 5-604 et seq., the Maryland Minimum Wage and Overtime Laws, Md. Code Ann. Lab. & Empl. § 3-413 et seq., Maryland Wage Payment Laws, Md. Code Ann. Lab. & Empl. § 3-501 et seq., the Maryland Law on Disability, Md. Code Ann. Lab. & Empl. § 3-701, the Maryland Law on Hours, Md. Code Ann. Lab. & Empl. § 3-710, Maryland’s Flexible Leave Law, Md. Code Ann. Lab. & Empl. § 3-802 et seq., the Maryland Parental Leave Act, Md. Code Ann. Lab. & Empl. § 3-1201 et seq., the Maryland WARN Act, Md. Code Ann. Lab & Empl. § 11-301 et seq., the Maryland False Claims Act, Md. Gen. Provis. § 8-101 et seq., the Maryland Healthy Working Families Act, Md. Code Ann., Lab. & Empl. § 3-1301 et seq., the Maryland Intern Discrimination and

Harassment Law, Md. State Gov’t Code Ann. § 20-601 et seq., Maryland’s social media statute, Md. Lab. & Empl. Code Ann. § 3-712, Claims relating to EMPLOYEE’s application for hire, employment, or termination thereof; and any Claims which EMPLOYEE may have arising under or in connection with any and all local, state or federal ordinances, statutes, rules, regulations, executive orders or common law, up to and including the date of EMPLOYEE’s execution of this Agreement.
b.ADEA Release. EMPLOYEE agrees to release and forever discharge EMPLOYER and the EMPLOYER Releasees from any and all Claims relating to EMPLOYEE’s employment with EMPLOYER arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., and as modified by the Older Workers’ Benefits Protection Act, 29 U.S.C. § 626(f), against EMPLOYER and the EMPLOYER Releasees. Nothing in this Agreement shall limit or restrict EMPLOYEE’s right under the ADEA to challenge the validity of EMPLOYEE’s ADEA release in a court of law. However, EMPLOYEE nevertheless understands that the waiver and release contained in this paragraph still applies to EMPLOYEE’s ADEA Claims and that EMPLOYEE has waived all ADEA Claims as part of this Agreement. EMPLOYEE further understands that in any suit brought under the ADEA, EMPLOYEE would not be entitled to any damages or other relief unless the waiver in this paragraph was deemed to be invalid.
Nothing in this Agreement shall interfere with EMPLOYEE’s right to initiate, cooperate, or participate in an investigation or proceeding conducted by the EEOC, NLRB, or any other federal or state regulatory or law enforcement agency. However, the consideration provided to EMPLOYEE in this Agreement shall be the sole relief provided to EMPLOYEE and he will not be entitled to recover and agrees to waive any monetary benefits or recovery against EMPLOYER in connection with any such claim, charge, or proceeding without regard to who has brought such charge or complaint. Further, the Parties agree that nothing in this Agreement or this Paragraph 2 shall in any way apply, release, waive or compromise any right to indemnification that EMPLOYEE has against EMPLOYER (by virtue of applicable law, the EMPLOYER’s organizational documents or policies, the EMPLOYER’s insurance policies, or otherwise) which exists as of the date of this Agreement and which, by their terms, survives the termination of the employment relationship between EMPLOYER and EMPLOYEE.
3.Indemnification. EMPLOYEE agrees to be responsible for any taxes owing as a result of any payments made to EMPLOYEE under this Agreement, and EMPLOYEE agrees that EMPLOYEE will indemnify EMPLOYER and/or any of the EMPLOYER Releasees for any taxes, penalties, and attorneys’ fees and costs subsequently imposed on EMPLOYER and/or any of the EMPLOYER Releasees attributable to the Severance set out in Paragraph 1 of this Agreement.
4.Incorporation and Survival of Benson Hill Loyalty Agreement. EMPLOYEE agreed to and executed a Benson Hill Loyalty Agreement (the “Loyalty Agreement”) during EMPLOYEE’s employment, and a copy of that Loyalty Agreement is attached as

Attachment A. EMPLOYEE agrees that such Loyalty Agreement is expressly incorporated by reference to this Agreement and remains in full force and effect, as amended by the Employment Agreement (including Sections 6, 6.1, and 6.2), is expressly incorporated by reference to this Agreement and remains in full force and effect (as so amended by the Employment Agreement).
5.Nondisparagement. EMPLOYEE shall not at any time make any critical, negative, or disparaging statements or remarks to anyone, including but not limited to, the news media, investors, potential investors, any board of directors or advisory board of directors, industry analysts, competitors, strategic partners, vendors, employees (former and current), clients, or others regarding EMPLOYER, the EMPLOYER Releasees, or any of their products or services. In addition, EMPLOYEE shall not make any deliberately or maliciously false statements or remarks regarding the operations or employees of the EMPLOYER or any EMPLOYER Releasee. EMPLOYER agrees that it will not make any negative or disparaging statements or remarks to the media or others regarding EMPLOYEE, however, EMPLOYER is not responsible for statements made by individuals or entities who are not signatories to this Agreement unless such statements are made with the specific knowledge and authorization of EMPLOYER’s signatory herein. For purposes of this section, “statements or remarks” shall include, but are not limited to, statements or remarks made verbally, in writing, electronically or otherwise. This section shall not prohibit either party from making truthful statements in compliance with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency or arbitral proceeding, provided that such compliance does not exceed that required by the law, regulation, or order.
6.Confidentiality. EMPLOYEE agrees not to disclose the existence or terms of this Agreement to any person, unless required by law, without the written consent of EMPLOYER, except to EMPLOYEE’s legal, financial and tax advisors and spouse, if any (and any prospective or subsequent employer as respects any of EMPLOYEE’s post-employment obligations under EMPLOYEE’s Loyalty Agreement). If EMPLOYEE does tell any of the persons listed in the preceding sentence about the Agreement or its contents, EMPLOYEE must immediately tell them that they must keep the disclosed information confidential as well. To be clear, EMPLOYEE shall not disclose any information concerning this Agreement in any way, including in writing or in any medium now known or hereinafter devised, including without limitation all social media (e.g., Twitter, Facebook, LinkedIn, Instagram, etc.) weblogs, chat rooms, e-mails, text messages, or other medium associated with the world wide web, Internet, or wireless communications, and to any person or entity (whether done anonymously or not). EMPLOYEE understands and agrees that this confidentiality provision is an essential term of this Agreement, that this Agreement may not be disclosed other than as described in this section, and that any breach of this confidentiality provision is a material breach of the Agreement.
Notwithstanding the foregoing, this provision is not intended, and should not be interpreted, to preclude EMPLOYEE from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. EMPLOYEE need not obtain the prior authorization from EMPLOYER to make any such reports or disclosures, and EMPLOYEE is not required to notify EMPLOYER that EMPLOYEE has made such reports or disclosures.
7.Non-Admission. The parties to this Agreement agree that nothing herein is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.
8.Consultation with Attorney/Time for Consideration. EMPLOYEE agrees that EMPLOYEE has been represented by an attorney and has been given a reasonable period of time to consider this Agreement. EMPLOYEE also acknowledges that EMPLOYEE has voluntarily entered into this Agreement of EMPLOYEE’s own free will based only upon the terms and conditions set out herein. Further, EMPLOYEE acknowledges and agrees EMPLOYEE has until the later of (i) twenty-one (21) calendar days from the date of receipt of a copy of this Agreement, or (ii) April 3, 2024, to sign and accept it (the “Consideration Period”). EMPLOYEE understands that EMPLOYEE may use as much or as little of the Consideration Period as EMPLOYEE wishes prior to deciding whether to sign this Agreement. However, EMPLOYEE may not sign this Agreement before Employee’s Separation Date. EMPLOYEE and EMPLOYER agree that changes to the Agreement, whether material or immaterial, do not restart the running of this Consideration Period. EMPLOYER is not required to provide the Separation Payment or other benefits described in Paragraph 1 unless EMPLOYEE executes this Agreement within the Consideration Period and does not exercise his right to revoke it.
9.Revocation Period. The Parties agree that this Agreement shall not be effective until the expiration of seven (7) calendar days after it is signed by EMPLOYEE if EMPLOYEE has not revoked EMPLOYEE’s acceptance hereof, and during that seven (7) day period EMPLOYEE may revoke EMPLOYEE’S acceptance of this Agreement. If EMPLOYEE chooses to revoke his acceptance of this Agreement, EMPLOYEE must notify Megan White at 1001 N. Warson Road, Suite 300, St. Louis MO 63132, in writing, delivered no later than seven (7) calendar days after EMPLOYEE signs this Agreement. EMPLOYEE acknowledges and agrees that, if not revoked, this Agreement shall become final and binding upon expiration of said seven (7) calendar day period, and the “Effective Date” of this Agreement shall be the first day following said seven (7) day period.
10.Choice of Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.
11.Entire Agreement and Severability. The parties agree that this Agreement may not be modified, altered, amended, or otherwise changed except upon written consent by each of the parties hereto. Except as expressly stated herein, this Agreement constitutes the entire agreement among the parties and there are no other understandings or agreements, written or oral, among them on the subject. Should any provision of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, the parties agree that the remaining provisions shall remain in full force and effect.

12.Miscellaneous. This Agreement will not be binding on any party until signed by all parties or their representatives. Separate copies of this document shall constitute original documents that may be signed separately but which together shall constitute a single agreement. This Agreement shall be effective as of the date of the last signature.
13.Code Section 409A. This Agreement is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. Notwithstanding the foregoing, EMPLOYER makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall EMPLOYER be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
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I HAVE READ THIS RELEASE AGREEMENT AND, UNDERSTANDING ALL OF ITS TERMS, I SIGN IT AS MY FREE ACT AND DEED.

EMPLOYEE Dean Freeman Date:	EMPLOYER By: Adrienne Elsner Title: Chief Executive Officer Date:

ATTACHMENT A

Loyalty Agreement
A-1